Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-66090, 333-115148-01, and 333-12987) of Dynegy Holdings Inc. of our report dated March 14, 2006 relating to the financial statements of West Coast Power LLC, which appears in this Current Report on Form 8-K of Dynegy Holdings Inc. dated August 16, 2007.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Houston, Texas

August 16, 2007